BALLY'S CORPORATION ANNOUNCES FIRST QUARTER 2021 RESULTS
Achieves Record Quarterly EBITDA
Confirms Previously Reported Preliminary Results
Providence, Rhode Island - May 10, 2021 - Bally’s Corporation (NYSE: BALY) (the “Company” or “Bally’s”), today reported financial results for the first quarter ended March 31, 2021.

First Quarter 2021 and Recent Highlights
•Income from operations of $29.5 million represents strongest quarter since second quarter 2019
•Adjusted EBITDA of $52.5 million is up $30.4 million, or 137.9%, from the same period in 2020
•Adjusted EBITDA margins of 27.29% represent an increase of 708 bps year-over-year
•Announced transformational agreement to acquire Gamesys Group plc to further omni-channel strategy
•Strengthened consumer confidence, limited entertainment options and disciplined operating strategy contributed to record results at many properties

George Papanier, President and Chief Executive Officer of Bally’s Corporation, said, “This was a remarkable first quarter for Bally’s. As COVID-19 vaccinations rolled out, and capacity restrictions and other protocols loosened, we experienced a strong rebound in demand that led to a significant increase in visitation. As a result, we achieved record Adjusted EBITDA and continued margin expansion. As we approach historical operating levels, we are encouraged by the performance at many of our properties this quarter, which when coupled with ongoing capital initiatives, offer tremendous growth opportunities and the potential to deliver strong results over the coming quarters.”

Papanier continued, “During this quarter, we also continued to implement our disciplined M&A strategy. We closed our acquisition of Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, and acquired SportCaller, a leading global B2B free-to-play game provider. We also announced an agreement to acquire Gamesys, a leading, global online gaming operator and the number one provider of bingo and casino games in the UK. The Gamesys transaction marks a transformational step in our drive to become the first truly, integrated, omni-channel gaming company with a B2B2C business model.”

Summary of Financial Results

	Three Months Ended March 31,
(in thousands, except per share amounts and percentages)	2021	2020	Change
Revenue	$192,266	$109,148	76.2%
Income (loss) from operations	$29,474	$(3,169)	1,030.1%
Income (loss) from operations margin	15.33%	(2.90)%
Net loss	$(10,705)	$(8,878)	20.6%
Net loss margin	(5.57)%	(8.13)%
Adjusted EBITDA(1)	$52,475	$22,061	137.9%
Adjusted EBITDA Margin(1)	27.29%	20.21%
Earnings (loss) per diluted share (“EPS”)	$(0.30)	$(0.28)	(7.1)%
Adjusted EPS(1)	$0.28	$(0.07)	500.0%
(1) Refer to tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.

First Quarter 2021 Results

Revenue for the first quarter of 2021 increased 76.2% to $192.3 million from $109.1 million in the first quarter of 2020. Throughout the quarter, the Company experienced increased demand resulting from a rise in consumer confidence and reduction in COVID-19 restrictions. The incremental revenues of Casino KC, Casino Vicksburg, Bally's Atlantic City and Eldorado Shreveport, which were acquired in the second half of 2020, also positively impacted revenue for the first quarter of 2021.

The Company also continued to see strong operational efficiencies that positively impacted margins; a trend that has benefited the Company since re-opening from the pandemic. Income from operations in the first quarter of 2021 increased $32.6 million, or 1,030.1%, year-over-year to $29.5 million, while operating margins increased 1823 bps to 15.33% compared to the same period last year. Labor savings, reduced marketing and promotional spend, and the reduction in revenue on lower margin amenities continued to drive margin improvements.

Net loss for the first quarter of 2021 was $10.7 million, an increase of $1.8 million, or 20.6%, from net loss of $8.9 million in the first quarter last year. Adjusted EBITDA for the first quarter of 2021 was $52.5 million, an increase of $30.4 million, or 137.9%, from Adjusted EBITDA of $22.1 million in the first quarter 2020.

Diluted loss per share for the first quarter of 2021 was $0.30 per share compared to diluted loss of $0.28 per share for the comparable period in 2020. Adjusted EPS was $0.28 for the first quarter of 2021 compared to a loss per share of $0.07 during the same period in 2020.

Other Financial Information

As of March 31, 2021, the Company had $151.7 million in cash and cash equivalents, excluding restricted cash. In addition, the Company had $250.0 million of available borrowings under its credit facility and total debt of $1,167.7 million.
Interest expense, net of interest income, for the first quarter of 2021 increased $9.3 million to $20.8 million. This increase primarily resulted from the increase in debt obligations outstanding in each respective period coupled with timing and differences in interest rates.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, gross gaming revenue, and adjusted earnings per diluted share, which exclude certain items described below. The Company believes these measures represent important measures of financial performance that provide useful information that is helpful in understanding the Company’s ongoing operating results. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for the Company, or where noted the Company’s reporting segments, before, in each case, interest expense, net of interest income, (benefit) provision for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, expansion and pre-opening expenses, goodwill and asset impairment, share-based compensation, rebranding, change in fair value of naming rights liabilities, professional and advisory fees associated with capital return program, credit agreement amendment expenses, gain from insurance recoveries, net of losses, sports and iGaming licensing, Bet.Works and Sinclair, SportCaller and Monkey Knife Fight (MKF) transactions, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate costs among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue.

“Gross gaming revenue” represents total gaming revenue adjusted for the State of Rhode Island's and the State of Delaware's respective shares of net terminal income, table games revenue and other gaming revenue, and is being presented by the Company to reflect the unique structure of the Company’s operations in those states where each state’s share of the Company’s revenues is retained at the gross revenue level rather than through taxes. Management believes that the presentation of gaming revenue on a gross basis allows for comparisons to gross gaming win data provided throughout the gaming industry.

“Adjusted EPS” represents net income, or loss, per diluted share before acquisition, integration and restructuring expense, goodwill and asset impairment, credit agreement amendment expenses, expansion and pre-opening expenses, rebranding, change in value of naming rights liabilities, other non-operating (income) expense, gain on insurance recoveries, net of losses, sports and iGaming licensing, Bet.Works and Sinclair, SportCaller and MKF transactions professional and certain other gains or losses.

Management has historically used Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS when evaluating operating performance because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in our industry and a principal basis for valuing resort and gaming companies like the Company. Management of the Company believes that while certain items excluded from Adjusted EBITDA and Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Neither Adjusted EBITDA nor Adjusted EPS should be construed as an alternative to GAAP net income or GAAP diluted EPS, respectively, as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EPS as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

First Quarter Conference Call
The Company’s first quarter 2021 earnings conference call and audio webcast will be held today, Monday, May 10, 2021 at 8:00 AM EDT. To access the conference call, please dial (833) 570-1160 (U.S. toll-free) and reference conference ID number 7824207. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.ballys.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website, under Events & Presentations.

About Bally's Corporation
Bally's Corporation currently owns and manages 12 casinos across eight states, a horse racetrack and 13 authorized OTB licenses in Colorado. With more than 6,000 employees, the Company’s operations include 13,300 slot machines, 457 game tables and 3,342 hotel rooms. Following the completion of pending acquisitions, which include Tropicana Evansville (Evansville, IN), Jumer’s Casino & Hotel (Rock Island, IL), Tropicana Las Vegas Hotel and Casino (Las Vegas, Nevada) as well as the construction of a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and manage 16 casinos across 11 states. Bally’s also maintains a multi-year market access partnership with Elite Casino Resorts through which it will provide mobile sports betting in Iowa. The Company also maintains a temporary sports wagering permit to conduct online sports betting in the Commonwealth of Virginia. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Investor Contact	Media Contact
Steve Capp	Richard Goldman / David Gill
Executive Vice President and Chief Financial Officer	Kekst CNC
401-475-8564	646-847-6102 / 917-842-5384
InvestorRelations@ballys.com	BallysMediaInquiries@kekstcnc.com

Cautionary Note Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the securities laws. Forward-looking statements are statements as to matters that are not historical facts, and include statements about Bally’s plans, objectives, expectations and intentions.

Forward-looking statements are not guarantees and are subject to risks and uncertainties. Forward-looking statements are based on Bally’s current expectations and assumptions. Although Bally’s believes that its expectations and assumptions are reasonable at this time, they should not be regarded as representations that Bally’s expectations will be achieved. Actual results may vary materially. Forward-looking statements speak only as of the time of this document and Bally’s does not undertake to update or revise them as more information becomes available, except as required by law.

Important factors beyond those that apply to most businesses, some of which are beyond Bally’s control, that could cause actual results to differ materially from our expectations and assumptions include, without limitation:

•uncertainties surrounding the COVID-19 pandemic, including limitations on Bally’s operations, increased costs, changes in customer attitudes, impact on Bally’s employees and the ongoing impact of COVID-19 on general economic conditions;

•unexpected costs, difficulties integrating and other events impacting Bally’s recently completed and proposed acquisitions and Bally’s ability to realize anticipated benefits;

•risks associated with Bally’s rapid growth, including those affecting customer and employee retention, integration and controls, and whether Bally’s recently announced combination with Gamesys will be completed and its timing for completion;

•risks associated with the impact of the digitalization of gaming on Bally’s casino operations, Bally’s expansion into iGaming and sports betting and the highly competitive and rapidly changing aspects of Bally’s new interactive businesses generally;

•the very substantial regulatory restrictions applicable to Bally’s, including costs of compliance;

•restrictions and limitations in agreements governing Bally’s debt could significantly affect Bally’s ability to operate our business and our liquidity; and

•other risk factors as detailed under Part I. Item 1A.(“Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission (“SEC”) on March 10, 2021.

The foregoing list of important factors is not exclusive and does not include matters like changes in general economic conditions that affect substantially all gaming businesses.

You should not to place undue reliance on Bally’s forward-looking statements.

BALLY'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except share data)

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$151,653	$123,445
Restricted cash	3,818	3,110
Accounts receivable, net	24,894	14,798
Inventory	10,784	9,296
Tax receivable	82,417	84,483
Prepaid expenses and other assets	52,543	53,823
Total current assets	326,109	288,955
Property and equipment, net	753,601	749,029
Right of use assets, net	36,341	36,112
Goodwill	289,729	186,979
Intangible assets, net	726,991	663,395
Other assets	6,029	5,385
Total assets	$2,138,800	$1,929,855
Liabilities and Stockholders’ Equity
Current portion of long-term debt	$5,750	$5,750
Current portion of lease obligations	1,578	1,520
Accounts payable	23,732	15,869
Accrued liabilities	131,850	120,055
Total current liabilities	162,910	143,194
Long-term debt, net of current portion	1,128,599	1,094,105
Lease obligations, net of current portion	62,720	62,025
Pension benefit obligations	8,941	9,215
Deferred tax liability	30,642	36,983
Naming rights liabilities	219,867	243,965
Contingent consideration payable	55,543	—
Other long-term liabilities	14,881	13,770
Total liabilities	1,684,103	1,603,257
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 100,000,000 shares authorized; 31,894,222 and 30,685,938 shares issued as of March 31, 2021 and December 31, 2020, respectively; 31,894,089 and 30,685,938 shares outstanding as of March 31, 2021 and December 31, 2020, respectively.	318	307
Additional paid-in-capital	434,457	294,643
Treasury stock, at cost, 133 and 0 shares as of March 31, 2021 and December 31, 2020, respectively.	(9)	—
Retained earnings	24,087	34,792
Accumulated other comprehensive loss	(4,156)	(3,144)
Total stockholders’ equity	454,697	326,598
Total liabilities and stockholders’ equity	$2,138,800	$1,929,855

BALLY'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Gaming	$152,909	$75,836
Racing	2,369	2,957
Hotel	13,059	7,646
Food and beverage	15,500	15,316
Other	8,429	7,393
Total revenue	192,266	109,148

Operating costs and expenses:
Gaming	45,205	23,213
Racing	2,049	2,407
Hotel	5,149	3,292
Food and beverage	12,209	13,276
Retail, entertainment and other	1,797	1,930
Advertising, general and administrative	80,499	49,609
Goodwill and asset impairment	—	8,708
Expansion and pre-opening	603	—
Acquisition, integration and restructuring	12,258	1,786
Gain from insurance recoveries, net of losses	(10,676)	(883)
Rebranding	913	—
Depreciation and amortization	12,786	8,979
Total operating costs and expenses	162,792	112,317
Income (loss) from operations	29,474	(3,169)

Other income (expense):
Interest income	524	143
Interest expense, net of amounts capitalized	(20,798)	(11,516)
Change in value of naming rights liabilities	(27,406)	—
Other, net	2,671	—
Total other expense, net	(45,009)	(11,373)

Loss before provision for income taxes	(15,535)	(14,542)
Benefit for income taxes	(4,830)	(5,664)
Net loss	$(10,705)	$(8,878)

Net loss per share, basic	$(0.30)	$(0.28)
Weighted average common shares outstanding, basic	35,827	31,569
Net loss per share, diluted	$(0.30)	$(0.28)
Weighted average common shares outstanding, diluted	35,827	31,569

BALLY'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(10,705)	$(8,878)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,786	8,979
Amortization of operating lease right of use assets	159	256
Share-based compensation	4,483	5,542
Amortization of debt financing costs and discounts on debt	1,515	676
Gain from insurance recoveries	(10,513)	—
Foreign exchange loss	471	—
Bad debt expense	336	1,277
Net pension and other postretirement benefit income	40	—
Deferred income taxes	(6,341)	(3,954)
Gain on disposal of property and equipment	49	—
Goodwill and asset impairment	—	8,708
Accretion of trade name liability and naming rights	1,215	—
Change in value of naming rights liabilities	27,406	—
Change in contingent consideration payable	(3,142)	—
Changes in operating assets and liabilities:
Accounts receivable	(9,668)	14,400
Inventory	(1,471)	(146)
Prepaid expenses and other assets	3,977	4,949
Accounts payable	4,138	(6,582)
Accrued liabilities	11,135	(7,915)
Net cash provided by operating activities	25,870	17,312
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(22,745)	(50,451)
Capital expenditures	(15,327)	(2,999)
Insurance proceeds from hurricane damage	10,513	—
Payments associated with licenses and market access fees	(1,325)	—
Net cash used in investing activities	(28,884)	(53,450)
Cash flows from financing activities:
Revolver borrowings	40,000	250,000
Term loan repayments	(1,438)	(750)
Payment of financing fees	(5,840)	—
Share repurchases	—	(31,341)
Payment of shareholder dividends	—	(3,199)
Share redemption for tax withholdings - restricted stock	(990)	(2,483)
Stock options exercised	129	—
Net cash provided by financing activities	31,861	212,227
Effect of foreign currency on cash and cash equivalents	69	—
Net change in cash and cash equivalents and restricted cash	28,916	176,089
Cash and cash equivalents and restricted cash, beginning of period	126,555	185,502
Cash and cash equivalents and restricted cash, end of period	$155,471	$361,591

Supplemental disclosure of cash flow information:
Cash paid for interest	$9,128	$3,743
Cash paid for income taxes, net of refunds	(607)	(165)

BALLY'S CORPORATION

Reconciliation of Net Loss and Net Loss Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

	Three Months Ended March 31,
(in thousands, except percentages)	2021	2020
Revenue	$192,266	$109,148

Net income (loss)	$(10,705)	$(8,878)
Interest expense, net of interest income	20,274	11,373
(Benefit) provision for income taxes	(4,830)	(5,664)
Depreciation and amortization	12,786	8,979
Non-operating income	(2,671)	—
Acquisition, integration and restructuring expense	12,258	1,786
Goodwill and asset impairment	—	8,708
Expansion and pre-opening expenses	603	—
Share-based compensation	4,483	5,542
Rebranding	913	—
Change in value of naming rights liability	27,406	—
Professional and advisory fees associated with capital return program	—	(16)
Credit Agreement amendment expenses (1)	714	239
Gain from insurance recoveries, net of losses(2)	(10,676)	(883)
Bet.Works and Sinclair(3)	1,355	—
Sports and iGaming Licensing(4)	386	—
Other (5)	179	875
Adjusted EBITDA	$52,475	$22,061

Net loss margin	(5.57)%	(8.13)%
Adjusted EBITDA margin	27.29%	20.21%
__________________________________
(1) Credit Agreement amendment expenses include costs associated with amendments made to the Company’s Credit Agreement.
(2) Represents insurance recovery proceeds received offset by losses attributable to damage at Hard Rock Biloxi from Hurricane Zeta in the first quarter of 2021 and a gain related to insurance recovery proceeds received for a damaged roof at the Company’s Arapahoe Park racetrack in the first quarter of 2020.
(3) Expenses incurred to establish the partnership with Sinclair and acquisition costs attributable to the Bet.Works acquisition.
(4) Represents costs incurred to apply for and obtain sports and iGaming licenses in various jurisdictions.
(5) Other includes the following non-recurring items for the applicable periods (i) expenses incurred associated with the Rhode Island State Police investigation into a tenant in the Lincoln property and a former employee of the Company, (ii) expenses incurred associated with the campaign attempting to create an open bid process for the Rhode Island Lottery Contract, (iii) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), and (iv) costs incurred in connection with the implementation of a new human resources information system.

BALLY'S CORPORATION

Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited) (in thousands)

Three Months Ended March 31, 2021	Rhode Island	Mid-Atlantic	Southeast	West	Other	Total
Revenue	$50,680	$48,354	$64,575	$26,142	$2,515	$192,266

Net income (loss)	$12,738	$(1,469)	$22,934	$4,685	$(49,593)	$(10,705)
Interest expense, net of interest income	—	19	(8)	—	20,263	20,274
(Benefit) provision for income taxes	4,609	(815)	6,648	1,504	(16,776)	(4,830)
Depreciation and amortization	3,539	2,031	4,318	1,654	1,244	12,786
Non-operating income	—	—	—	—	(2,671)	(2,671)
Acquisition, integration and restructuring	—	—	—	—	12,258	12,258
Expansion and pre-opening expenses	603	—	—	—	—	603
Share-based compensation	—	—	—	—	4,483	4,483
Rebranding	—	—	—	—	913	913
Change in value of naming rights liabilities	—	—	—	—	27,406	27,406
Credit Agreement amendment expenses (1)	—	—	—	—	714	714
Gain from insurance recoveries, net of losses(1)	—	—	(10,676)	—	—	(10,676)
Bet.Works and Sinclair(1)	—	—	—	—	1,355	1,355
Sports and iGaming Licensing(1)	—	—	—	—	386	386
Other(1)	—	—	—	29	150	179
Allocation of corporate costs	2,487	2,356	3,168	1,283	(9,294)	—
Adjusted EBITDA	$23,976	$2,122	$26,384	$9,155	$(9,162)	$52,475
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Three Months Ended March 31, 2020	Rhode Island	Mid-Atlantic	Southeast	West	Other	Total
Revenue	$56,279	$21,086	$25,482	$4,463	$1,838	$109,148

Net income (loss)	$8,083	$205	$1,408	$(5,996)	$(12,578)	$(8,878)
Interest expense, net of interest income	(36)	41	(8)	—	11,376	11,373
(Benefit) provision for income taxes	2,958	78	378	(2,976)	(6,102)	(5,664)
Depreciation and amortization	4,782	1,454	2,263	415	65	8,979
Acquisition, integration and restructuring expense	—	20	—	—	1,766	1,786
Goodwill and asset impairment	—	—	—	8,708	—	8,708
Share-based compensation	—	—	—	—	5,542	5,542
Professional and advisory fees associated with capital return program	—	—	—	—	(16)	(16)
Credit Agreement amendment expenses(1)	—	—	—	—	239	239
Gain from insurance recoveries, net of losses(1)	—	—	—	—	(883)	(883)
Other(1)	—	—	—	—	875	875
Allocation of corporate costs	2,754	1,032	1,247	218	(5,251)	—
Adjusted EBITDA	$18,541	$2,830	$5,288	$369	$(4,967)	$22,061
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

BALLY'S CORPORATION

Calculation of Gross Gaming Revenue (unaudited)

	Three Months Ended March 31,
(in thousands, except percentages)	2021	2020	Change
Gaming revenue	$152,909	$75,836	101.6%
Adjustment for State of RI’s share of net terminal income, table games revenue and other gaming revenue (1)	77,694	81,984
Adjustment for State of DE’s share of net terminal income, table games revenue and other gaming revenue at Dover Downs (1)	19,859	17,838
Gross gaming revenue	$250,462	$175,658	42.6%
_______________________________
(1)Adjustment made to show gaming revenue on a gross basis consistent with gross gaming win data provided throughout the gaming industry.

Reconciliation of Net Income (Loss) Per Diluted Share to
Adjusted Net Income (Loss) Per Diluted Share (unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss per share	$(0.30)	$(0.28)
Acquisition, integration and restructuring	0.34	0.06
Goodwill and asset impairment	—	0.28
Credit Agreement amendment expenses (1)	0.02	0.01
Expansion and pre-opening expenses	0.02	—
Rebranding	0.03	—
Change in value of naming rights liabilities	0.76	—
Other non-operating income	(0.07)	—
Gain on insurance recoveries, net of losses(1)	(0.30)	(0.03)
Bet.Works and Sinclair(1)	0.04	—
Sports and iGaming Licensing(1)	0.01	—
Other (1)	—	0.03
Tax effect of adjustments	(0.26)	(0.13)
Adjusted net income (loss) per share	$0.28	$(0.07)
_______________________________
Note: Amounts in table may not subtotal due to rounding.
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.